UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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REPTRON ELECTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REPTRON ELECTRONICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 26, 2005

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Reptron Electronics, Inc., a Florida Corporation, will be held at Reptron’s headquarters located at 13700 Reptron Boulevard, Tampa, Florida 33626, on Thursday, May 26, 2005, at 9:00 a.m. Eastern Daylight Time, for the following purposes:

1.	To elect six directors to serve on the Board of Directors for the following year or until the election and qualification of their respective successors; and

2.	To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 1, 2005, as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Only holders of record of our common stock as of the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

All shareholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the meeting, please sign, date and promptly return the enclosed proxy card, which you may revoke at any time prior to its use. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the Annual Meeting and wish to vote in person, your proxy will not be used.

By order of the Board of Directors

By:	/S/ PAUL J. PLANTE
Paul J. Plante Director, President and Chief Executive Officer

REPTRON ELECTRONICS, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 26, 2005

Information about the 2005 Annual Meeting

This proxy statement is furnished to the stockholders of Reptron Electronics, Inc., a Florida corporation (“Reptron” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of Reptron for use at the 2005 Annual Meeting of Stockholders to be held on Thursday, May 26, 2005, at 9:00 a.m. Eastern Daylight Time, at the Company’s headquarters located at 13700 Reptron Boulevard, Tampa, Florida 33626, and at any and all adjournments or postponements thereof (the Annual Meeting).

A copy of the Company’s fiscal 2004 Annual Report to Stockholders and this Proxy Statement and the accompanying proxy card solicited on behalf of the Board of Directors will be first mailed to Reptron’s stockholders on or about April 27, 2005.

The shares of common stock constitute the only class of securities entitled to notice of and to vote at the meeting. In accordance with our Bylaws, the Board of Directors has fixed April 1, 2005, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 5,000,000 shares of common stock, par value $0.01 per share, issued and outstanding. Each such share is entitled to one vote on all matters properly brought before the meeting. If a quorum is present at the Annual Meeting, the six nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote shall be elected directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but otherwise have no legal effect in the election of directors.

A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, proxies that reflect abstentions as to a particular proposal will not be voted on any matter at the meeting. Stockholders are not permitted to cumulate their votes for the purpose of electing directors or otherwise.

Voting Procedures

A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to sign, date and return the proxy card at or before the Annual Meeting. Concerning the election of Directors, you may (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group, or (c) vote for all director nominees as a group, except those nominees you identify on the appropriate line.

The two persons named as proxies on the enclosed proxy card, Paul J. Plante and Charles L. Pope, were designated by the Board of Directors. Your shares will be voted as you direct on your properly executed proxy card. If you do not specify on your proxy card how you want to vote your shares, the Company will vote signed returned proxies for the Board’s nominees. You may revoke your proxy prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by submission of a new proxy bearing a later date with the Company prior to the Annual Meeting, or by attending the Meeting and voting in person.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some matters to be acted upon. Thus, if you do not give your broker or nominee specific voting instructions, your shares may not be voted on those matters. If your shares are not voted, they will not be counted in determining the number of votes cast. Shares represented by such “broker non-votes” will, however, be counted for determining whether a quorum is present.

With respect to the election of directors, directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will have an effect on the outcome. Therefore, abstention from voting or non-voting by brokers will have no effect thereon.

The Company does not know of any other business that may be presented at the Annual Meeting. If a proposal other than the one proposed in the Notice is presented at the Annual Meeting, your signed proxy card gives authority to each of Paul J. Plante and Charles L. Pope to vote your shares on such matters in their sole discretion.

Certain information included in this proxy statement relates to the Company’s management during the fiscal year ended December 31, 2004, as required by the rules promulgated under the Securities Exchange Act of 1934, as amended. The Company has also provided more current information in this proxy statement where appropriate and available.

The Company’s principal executive offices are located at 13700 Reptron Boulevard, Tampa, Florida 33626.

ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

At the Annual Meeting, six directors will be elected to hold office until the 2006 Annual Meeting of Stockholders and, in each case, until their respective successors have been duly elected and qualified.

Those directors who are nominees are: Mark E. Holliday, Paul J. Plante, Steven D. Scheiwe, Harold L. Purkey, Carl R. Vertuca, Jr., and Robert C. Bradshaw. All nominees have consented to serve as directors for the ensuing year and all of the nominees, except Mr. Bradshaw, are presently serving on our Board. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote for the election of the nominees named above to hold office as directors until the 2006 Annual Meeting of Stockholders and, in each case, until their respective successors have been duly elected and qualified.

If any nominee becomes unavailable to serve as a director for any reason (which event is not anticipated), the proxy holders will have discretionary authority under the proxy to vote for a suitable substitute nominee as the Board of Directors may recommend.

NOMINEES FOR DIRECTORS

The following table lists the persons recommended by the Nominating Committee and nominated by a unanimous vote of the Board of Directors to be elected as directors and sets forth certain information concerning the nominees for election.

Name of Nominee	Age(1)	Director Since	Position with Company
Mark E. Holliday(2)(3)(4)	37	2004	Chairman of the Board of Directors
Paul J. Plante	47	1994	Director, President and Chief Executive Officer
Steven D. Scheiwe(2)(3)(4)	44	2004	Director
Harold L. Purkey (3)(4)	61	2004	Director
Carl R. Vertuca, Jr.	58	2004	Director
Robert C. Bradshaw	49	—	Director nominee

(1) As of April 20, 2005.

(2) Current member of the Compensation Committee.

(3) Current member of the Audit Committee.

(4) Current member of the Nominating Committee.

Mark E. Holliday. Mr. Holliday was elected to the Board of Directors of Reptron Electronics Inc. as part of the Company’s Plan of Reorganization, which was confirmed by the Bankruptcy Court on January 14, 2004 and became effective on February 3, 2004 (the “Effective Date”). He was Chair of the Creditors Committee prior to the Effective Date and was named Chairman of the Reptron Board of Directors as of the Effective Date. Mr. Holliday has been employed with Camden Asset Management L.P. as a portfolio manager since 2003. Mr. Holliday has held positions over the last 15 years, including with Continental Partners and Option Opportunities, analyzing and investing in distressed and bankrupt companies.

Paul J. Plante. Mr. Plante was named President and Chief Executive Officer of the Company and a member of the Board of Directors as part of the Company’s Plan of Reorganization which was confirmed by the Bankruptcy Court on January 14, 2004 and became effective on the Effective Date. Mr. Plante also served as acting Chief Financial Officer of the Company until February 2005, when Charles L. Pope was hired as Chief Financial Officer. Mr. Plante was appointed President of Reptron in December 1999, Chief Operating Officer of Reptron in January 1997, Acting Chief Financial Officer of Reptron in 2001, and has been a director since 1994. Mr. Plante has been employed by Reptron since 1986 and previously served as its Vice President of Finance, Chief Financial Officer and Treasurer (1987-1997). From 1983-1986, he was Controller of K-Byte Manufacturing, which was acquired by Reptron in 1986. Prior to 1983, Mr. Plante worked for a regional accounting firm (1980-83). Mr. Plante is a Certified Public Accountant and is a graduate of Michigan State University, with a Bachelor of Arts degree in accounting. He also has an MBA degree from the University of South Florida. Mr. Plante was President, Chief Operating Officer and acting Chief Financial Officer at the time of the filing of the Company’s Chapter 11 Bankruptcy petition.

Steven D. Scheiwe. Mr. Scheiwe was elected to the Board of Directors as part of the Company’s Plan of Reorganization. Since May 2001, Mr. Scheiwe has been the President of Ontrac Advisors, Inc., a management and business consulting firm providing analysis and management services to private equity groups, privately held companies and funds or traders of distressed corporate bond issues. Prior to this, Mr. Scheiwe served as the Chief Executive Officer of Teletrac, Inc., a wireless location and telecommunications service provider, from 1999 to May 2001, and as general counsel and secretary of Teletrac from 1995 to 1999. Mr. Scheiwe was Chief Executive Officer of Teletrac, Inc. at the time of its filing of a petition under Chapter 11 of the Bankruptcy Code. Additionally, he was a director of Nucentrix Broadband Communications, Inc. when it filed its petition under Chapter 11 of the Bankruptcy Code.

Harold L. Purkey. Mr. Purkey was elected to the Board of Directors of Reptron Electronics, Inc. as part of the Company’s Plan of Reorganization. Mr. Purkey was employed as Senior Vice President of Wachovia Securities (and its predecessor) from June, 2000 until he retired in October, 2001. From June, 1996 to June, 2000, Mr. Purkey served as President of Forum Capital Markets. Mr. Purkey has a Bachelor of Science degree in Finance and an MBA degree in Finance from Northern Illinois University. He also serves on the board of directors of Richardson Electronics, Inc.

Carl R. Vertuca, Jr. Mr. Vertuca was elected to the Board of Directors on November 9, 2004 to fill a vacancy on the Board. Mr. Vertuca is president of The Vertuca Group, a venture capital and real estate investment company since April 2000. He is also a managing member of the limited liability company that is the general partner of SOB Ventures, a private equity fund. Since 1993, he served as executive vice president and board member of The Dii Group, a publicly held contract manufacturing company, until it was acquired by Flextronics International for $2.3 billion in April 2000. Prior to his tenure at The Dii Group, Mr. Vertuca held various senior level management positions in manufacturing, engineering and finance at IBM Corporation and StorageTek Corporation. Mr. Vertuca also serves as a director of DDI Corporation.

Robert C. Bradshaw. Mr. Bradshaw is currently self-employed as a consultant. From January 2002 until its acquisition in March 2004, Mr. Bradshaw was President, Chief Executive Officer and Chairman of the Board of Manufacturers’ Services Limited. From December 1999 to December 2001, Mr. Bradshaw was President and Chief Operating Officer of SCI Corporation.

Attendance by Board members at the Annual Meeting of Stockholders

It is the policy of the Board to require Board members to attend the Annual Meeting of Stockholders, subject to cancellations due to extenuating circumstances, including illness, travel difficulties and other unforeseen circumstances and commitments.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Director Independence

Reptron Electronics, Inc. is not listed on any stock exchange and its shares are traded on the OTCBB under the symbol RPRN. For purposes of determining director independence we have adopted the NASDAQ corporate governance standards. The Board has determined that each member of the Board and the Board nominees meet the aforementioned independence standards, except Messrs. Scheiwe and Plante. Mr. Scheiwe is not considered to be independent because a family member serves as a consultant to the Company. Mr. Plante does not meet the independence standards because he is the current CEO and President of the Company.

Committees

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating Committee.

Audit Committee

General. The Board of Directors has established an Audit Committee, which is governed by a written charter. Among the duties, powers and responsibilities of the Audit Committee as provided in its charter, the Audit Committee:

•	has responsibility for the engagement and approval of the fees of the Company’s independent public accountants;

•	reviews with the independent accountants the plans and results of the audit engagement;

•	pre-approves all audit services and permitted non-audit services provided by the independent public accountants;

•	reviews the independence of the independent public accountants;

•	reviews the adequacy and effectiveness of our internal control over financial reporting; and

•	reviews accounting, auditing and financial reporting matters with our independent accountants and management.

At December 31, 2004, the Audit Committee was comprised of Harold L. Purkey, Mark E. Holliday and Steven D. Scheiwe. Mr. Purkey serves as the Chairman of this Committee. Reptron is not listed on any stock exchange and therefore its Audit Committee is not subject to the listing standards of any stock exchange. However, the Board of Directors has determined that all current members of the Audit Committee, except Mr. Scheiwe, are independent under the requirements of the Securities Exchange Act of 1934 and the NASDAQ Corporate governance standards. Mr. Scheiwe is not considered to be independent because a family member serves as a consultant to the Company. The Board has determined that Mr. Purkey qualifies as an “audit committee financial expert” as that term is defined in the Exchange Act. The Audit Committee Charter was adopted on March 24, 2004, and is attached to this Proxy Statement as Exhibit A. The Audit Committee consults separately in executive session and jointly with the independent accountants and management. The Audit Committee held nine (9) meetings in 2004.

Compensation Committee

At December 31, 2004, the Compensation Committee was comprised of Steven D. Scheiwe, Mark E. Holliday and Michael L. Musto. Mr. Scheiwe serves as the Chairman of this Committee.

The Compensation Committee reviews and approves the compensation of the Company’s Chief Executive Officer and other executive officers and determines the general compensation policy for the Company. The Compensation Committee also is responsible for the administration of the Reptron Electronics, Inc. Stock Option Plan (the “Stock Option Plan”). The Compensation Committee held two (2) meetings in 2004 and took action by unanimous written consent three (3) times.

Nominating Committee

The Nominating Committee currently consists of Steven D. Scheiwe, Mark E. Holliday and Harold L. Purkey. Mr. Scheiwe serves as the Chairman of this Committee. The responsibilities of the Nominating Committee include the identification and recommendation of director candidates and the review of qualifications of directors for continued service on the Board. The Nominating Committee considers all nominations that are properly made by the stockholders in accordance with the committee’s policies and procedures, as well as those candidates identified by management, individual members of the Board or, if the Nominating Committee determines, a search firm. The Nominating Committee was created on October 8, 2004 and met on January 21, 2005 and April 15, 2005 to consider nominations to the Board for the 2005 Annual Stockholders Meeting. The Nominating Committee is governed by a written charter, a copy of which is attached to this Proxy Statement as Exhibit B.

In evaluating director nominees, the Nominating Committee has not prescribed, except as may be required by applicable rules of the SEC, any minimum qualifications that must be met, but instead considers a number of factors including the following: the previous public company experience and financial and business expertise and background of the candidate, the independence of the candidate and lack of conflicts of interests, the candidate’s time availability, commitment and sense of urgency to effectively work with other Board members and for incumbent directors, the director’s overall service to the Company including the number of meetings attended, and level and quality of participation. The Committee considers these factors in the context of the perceived needs of the Board as a whole and seeks to achieve a diversity of backgrounds and perspectives on the Board.

The Nominating Committee employs a variety of methods for identifying and evaluating director nominees. The Committee reviews the size and composition of the Board as part of the annual Board evaluation process and makes recommendations to the Board as appropriate.

The policy of the Nominating Committee is to consider nominations submitted by stockholders based on the same criteria it uses to evaluate nominees from other sources. The Nominating Committee will consider nominations from stockholders provided that the stockholder complies with the following requirements:

•	The stockholder must hold no less than 5% of the Company’s securities continuously for at least 12 months prior to the date of submission of the nomination;

•	The stockholder submits the nomination in writing to the Chairman of the Nominating Committee c/o Corporate Secretary, 13700 Reptron Boulevard, Tampa, Florida 33626;

•	At the time of submitting the recommended nomination the stockholder provides information about the candidate’s name, age, business and residence address, principal occupation or employment, number of shares of the Company beneficially owned by such candidate, detailed biographical data including background, experience, qualifications and information regarding any relationship between the candidate and the Company within the last 3 years and any other information relating to such candidate that would otherwise be required for a proxy solicitation pursuant to Regulation 14A of the Exchange Act; and

•	The stockholder making the recommendation shall provide information about such stockholder’s name and address as such appears on the Company’s books and records, the class and number of shares of the Company beneficially owned by such stockholder and the dates acquired, any material interest of the stockholder in making such nomination, a description of all arrangements or undertakings between the stockholder, the candidate and any other person pursuant to which the nomination is made by the stockholder, a statement in support of the candidate and indication of the candidate’s willingness to serve, if elected and any other information required to be provided by the stockholder pursuant to Regulation 14A in his capacity as a proponent of a stockholder proposal.

After the Nominating Committee identifies a potential candidate, there is generally a mutual exploration process, during which the Company seeks to learn more about a candidate’s qualifications, background, and level of interest in the Company, and the candidate has the opportunity to learn more about the Company. A candidate may meet with members of the Nominating Committee, other directors, and senior management. Based on information gathered during the course of this process, the Nominating Committee makes its recommendation to the Board. The Board has final authority on determining the selection of director candidates for nomination to the Board. If the Board approves the recommendation, the candidate is nominated for election by the Company’s stockholders.

Meetings of the Board

During 2004, the Board of Directors held fourteen (14) meetings and took action through unanimous written consent in lieu of a meeting one time. During that period, all incumbent directors attended at least 75% of the total number of meetings of the Board and committees of the Board on which he served.

Board of Directors Compensation

Non-employee directors are compensated for services as director and are reimbursed for travel expenses incurred in connection with their duties as directors. As of April 15, 2005, options totaling 216,666 shares of common stock were outstanding relative to current non-employee directors.

All non-employee directors receive $30,000 per year, payable quarterly, in arrears as compensation for service as a director of the Company. No additional compensation is paid for service on committees. Directors are also reimbursed for all reasonable expenses incurred while performing their duties as directors.

Communication with the Board

The Company has a process for stockholders and other interested parties to communicate with the Board. These parties may communicate with the Board by writing c/o the Corporate Secretary, 13700 Reptron Boulevard, Tampa, Florida 33626. Communications intended for a specific director or directors, including non-management directors, should be addressed to each director’s attention c/o the Corporate Secretary at this address. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications, although the Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communication generally will not be forwarded to the directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF ALL NOMINEES TO THE BOARD OF DIRECTORS.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Reorganization of the Company

On October 28, 2003, Reptron voluntarily filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. The bankruptcy court confirmed the Plan of Reorganization (the “Plan”) on January 14, 2004, and the Plan became effective on February 3, 2004 (the “Effective Date”).

Under the Plan, on the Effective Date, Reptron:

•	issued 5,000,000 shares of new Common Stock;

•	converted 76.3 million of Convertible Subordinated Notes and other liabilities into $30 million of Senior Secured Notes due in 2009;

•	adopted a new stock option plan; and

•	canceled the Convertible Subordinated Notes, old common stock and stock options outstanding prior to the Effective Date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

There were a total of 5,000,000 shares of Reptron common stock outstanding on March 23, 2005. The following table shows the amount of Reptron common stock beneficially owned (unless otherwise indicated) as of the close of business on March 23, 2005 by: (1) any person who is known by Reptron to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) each of Reptron’s directors, (3) our Chief Executive Officer and President and each of the Named Executive Officers for the fiscal year ended December 31, 2004 and (4) all directors and executive officers of Reptron as a group. Unless otherwise indicated below, the persons named in the table have sole voting and sole investment power with respect to each of the shares beneficially owned by such person.

	Shares of Reptron Common Stock Beneficially Owned (1)
	Number	Percent
Directors and Named Executive Officers(2)
Michael L. Musto	16,666	*
Paul J. Plante	60,357	1.2
Bonitta J. Fena	1,987	*
Charlie J. Crep	53	*
Jake A. Dungan	97	*
Steve Johnson	8	*
Anthony Musto	495	*
Mark E. Holliday	16,666	*
Steven D. Scheiwe	16,666	*
Harold L. Purkey	16,666	*
Carl R. Vertuca Jr.	16,666	*
All directors and executive officers as a group (11 persons)	145,744	2.9
Shareholders
Gryphon Master Fund, L.P.(3) 100 Crescent Court, Suite 490 Dallas, TX 75201	999,375	19.9
Tablerock Fund Management, LLC(4) 505 Park Avenue, Fifth Floor New York, NY 10022	362,100	7.2
Deephaven Capital Management(5) 130 Cheshire Lane, Suite 102 Minnetonka, MN 55305	351,561	7.0
John Gallen(6) 299 Park Ave., 21st Floor New York, NY 10171	553,400	11.1

*	Less than 1% of the outstanding common stock.
(1)	Applicable percentage of ownership is based on 5,000,000 shares of common stock outstanding as of March 23, 2005 together with applicable options for such shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days after March 23, 2005 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. The beneficial owner has sole voting and investment powers with respect to such shares unless otherwise noted.
(2)	Except as otherwise noted, the address of the directors and officers is in care of Reptron Electronics, Inc., 13700 Reptron Blvd., Tampa, FL 33626

(3)	The information in the table is based upon a Schedule 13G filed with the Securities and Exchange Commission on January 25, 2005. Gryphon Partners, L.P. is the general partner of Gryphon Master Fund, L.P. (“Master Fund”) Gryphon Management Partners, L.P. (“GMP”) is the general partner of Gryphon Partners, L.P., Gryphon Advisors, LLC is the general partner of GMP and E.B. Lyons, IV controls Gryphon Advisers, and these reporting persons may be deemed to beneficially own these shares. Master Fund shares the power to vote and direct the disposition of these shares.
(4)	The number of shares shown in the table is based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2005.
(5)	The information in the table is based upon a Schedule 13G filed on February 12, 2004 and information supplied by the reporting person.
(6)	The information in the table is based upon a Schedule 13G/A filed with the Securities and Exchange Commission on January 28, 2005. Mr. Gallen in his capacity as the investment manager for Ahab Partners, L.P. and Ahab International Ltd. possesses the sole power to vote and direct the disposition of 500,000 shares held by Ahab and International and possesses the sole power to vote and direct the disposition of 53,400 shares held by various private investment accounts, which reporting persons may also be deemed to beneficially own certain of these shares.

STOCK PERFORMANCE GRAPH

The following Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings under the Securities Act or the Exchange Act (except to the extent that the Company specifically incorporates this information by reference) and shall not otherwise be deemed filed under such Acts.

The following graphs compare the cumulative total stockholder return on the Company’s Common Stock (no dividends have been paid thereon) with the cumulative total return, assuming reinvestment of dividends, of (i) a self-constructed peer group, as described below; and (ii) the NASDAQ Stock Market (US) Index, in each case, from December 31, 1999 to February 3, 2004, the date our plan of reorganization was confirmed by the bankruptcy court (the “Effective Date”) and our old common stock ceased trading and a new investment of $100 as of March 24, 2004, when our new common stock started trading through December 31, 2004. The comparison assumes $100 was invested on December 31, 1999 and a new investment of $100 after the Effective Date in the Company’s Common Stock and each of the foregoing indices and assumes reinvestment of dividends before consideration of income taxes.

On March 24, 2004, the Company’s newly issued Common Stock began trading in the NASDAQ over-the-counter bulletin board quotation system under the symbol “RPRN.” As of April 7, 2005, the closing trading price for the Common Stock was $3.80. The cumulative total stockholder return through December 31, 2004, assuming a new investment of $100 as of March 24, 2004, the first day of trading after the Effective Date, was a loss of $29.00. The historical stock price performance of the Common Stock shown on the Stock Performance Graph set forth below is not necessarily indicative of future stock price performance.

TOTAL RETURN ANALYSIS	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	2/3/04
Reptron Electronics, Inc.	100	70.72	35.64	9.94	2.63	6.63
Peer Group	100	140.04	117.79	46.97	83.01	102.53
NASDAQ Stock Market (U.S.) Index	100	59.19	44.90	25.97	37.93	39.41

Source: Research Data Group, Inc. www.researchdatagroup.com

The Company’s self constructed peer group consists of: IEC Electronics Corp., Pemstar, Inc., Plexus Corp., Signatron International, Inc., SMTC Corp., Smtek International, Inc., Suntron Corp.

TOTAL RETURN ANALYSIS	3/24/04	12/31/04
Reptron Electronics, Inc.	100.00	71.00
Peer Group	100.00	75.06
NASDAQ Stock Market (U.S.) Index	100.00	101.50

Source: Research Data Group, Inc. www.researchdatagroup.com

The Company’s self constructed peer group consists of: IEC Electronics Corp., Pemstar, Inc., Plexus Corp., Signatron International, Inc., SMTC Corp., Smtek International, Inc., Suntron Corp.

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

As of December 31, 2004, the Board of Directors maintained an Audit Committee, acting pursuant to a written charter adopted by the Board of Directors on March 24, 2004, comprised of three non-employee directors, Harold L. Purkey, Mark E. Holliday and Steven D. Scheiwe, all of whom except Mr. Scheiwe meet the independence standards for audit committee members, including Rule 4200(a)(15) of the NASDAQ Stock Market Marketplace Rules and Rule 10A-3(b)(1) under the Exchange Act. Mr. Scheiwe does not meet the independence standards due to a family member serving as a consultant to the Company. Mr. Purkey is the Chair of this committee.

The primary function of the Audit Committee is to provide assistance to the Company’s Board of Directors in fulfilling the Board’s oversight responsibilities regarding the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s outside auditor. The Audit Committee’s primary duties and responsibilities are to: (1) review and appraise the audit efforts of the Company’s independent accountants; (2) evaluate the Company’s quarterly financial performance as well as its compliance with laws and regulations; (3) serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system; (4) oversee management’s establishment and enforcement of financial policies and business practices; and (5) provide an open avenue of communication among the independent accountants, financial and senior management, counsel and the Board of Directors.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended December 31, 2004.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2004 with the Company’s management. The Audit Committee has discussed with Grant Thornton LLP, the Company’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Grant Thornton LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

Submitted	By: Chairperson, Harold L. Purkey, Mark E. Holliday and Steven D. Scheiwe.

The report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings under the Securities Act or the Exchange Act (except to the extent that the Company specifically incorporates this information by reference) and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is comprised of Steven D. Scheiwe, Chair, Mark E. Holliday and Michael L. Musto. The Compensation Committee reviews and approves the compensation of the Company’s executive officers and determines the Company’s general compensation policy. The Compensation Committee is also responsible for the administration of the Stock Option Plan and is authorized to determine the options and the terms and conditions of the options pursuant to the Stock Option Plan.

Compensation Philosophy

The Compensation Committee endeavors to ensure that the compensation programs for the Company’s executive officers, including the Chief Executive Officer, are effective in attracting, retaining and rewarding key executives responsible for the Company’s success consistent with the Company’s long-term interests and those of the Company’s stockholders. The Compensation Committee seeks to align total compensation for senior management with the Company’s business objectives and overall performance as well as the individual performance of each executive officer. Executive compensation is comprised of three components: base salary, bonus and stock options.

In determining the level and composition of compensation for the Company’s executive officers, the Compensation Committee considers various corporate and individual performance measures. The Compensation Committee also evaluates other external factors such as market conditions as well as compensation practices and financial performance of other companies in the electronics manufacturing services business. For 2004, the Compensation Committee did not apply any specific quantitative formula in making compensation decisions other than to pay compensation to Mr. Plante pursuant to the terms of his employment agreement, which agreement was negotiated in connection with the Company’s recent reorganization. Compensation for the other executive officers was continued at the reduced levels established during the Company’s Chapter 11 bankruptcy proceeding.

Base Salaries

Base salaries are reviewed and adjusted, if deemed appropriate, by the Compensation Committee on an annual basis. The Compensation Committee seeks to ensure that the base salaries are established at levels considered appropriate in light of responsibilities and duties of the executive officers, including the chief executive officer, as well as at levels competitive to amounts paid to executive officers of its peer group.

Bonuses

No bonuses were paid to executive officers in 2004. Pursuant to his employment agreement, Mr. Plante is entitled to receive a bonus of $30,000 for each $1 million of EBITDA earnings before interest, taxes, depreciation and amortization in excess of $10 million. The Compensation Committee has not adopted any bonus plan applicable to any other executive officer. However, pursuant to his employment contract, Mr. Pope is entitled to receive a bonus in the exercise of the discretion of the Compensation Committee pursuant to any bonus plan adopted and approved by the Compensation Committee. The minimum bonus shall be no less than $20,000 for 2005, prorated from the start date of his employment on February 24, 2005.

Stock Option Plan

In connection with the Company’s reorganization, the Company adopted the Stock Option Plan. The Stock Option Plan is intended to obtain, retain services of, and provide incentive for, directors, key employees and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of the Company’s stock which recognize such growth, development and financial success. In 2004, non-qualified stock options were granted for the purchase of a total of 541,666 shares of common stock: 316,666 for the six (6) non-employee directors, one of whom resigned from the Board and the options expired, 175,000 for Paul Plante pursuant to his employment agreement described above, and 50,000 for the five (5) other executive officers. In February 2005, Charles L. Pope was granted options for 25,000 shares of common stock in connection with his employment agreement.

Compensation of Chief Executive Officer

The compensation for Mr. Plante was negotiated and established in connection with the Company’s reorganization under Chapter 11 of the Bankruptcy Code and was approved in conjunction with the confirmation of the Company’s plan of reorganization by the bankruptcy court. Mr. Plante is subject to a two-year employment agreement which expires in February 2006. The Compensation Committee has initiated discussions with Mr. Plante regarding his employment agreement. The Compensation Committee intends to apply a similar criteria as described above regarding compensation philosophy. The Compensation Committee will monitor Mr. Plante’s compensation level in light of his performance and the compensation levels of executives at comparable companies.

Submitted by: Steven D. Scheiwe, Chair, Mark E. Holliday and Michael L. Musto.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

The Compensation Committee is comprised of Steven D. Scheiwe, Chair, Mark E. Holliday and Michael L. Musto. No interlocking relationship exists between any member of our compensation committee and any member of any other company’s board of directors or compensation committee. A family member of Mr. Scheiwe provided bankruptcy and financial consulting services to the Company during 2004 and was paid $134,000 for these services. See “Certain Relationships and Related Party Transactions” below.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, the Company engages in transactions with companies where one of Reptron’s executive officers or directors or a member of his or her immediate family has a direct or indirect interest. All of these transactions, including those described below, are believed by management to be done in the ordinary course of business and at competitive rates and prices. The Audit Committee reviews these transactions on a regular basis.

The Reptron Manufacturing division leases a total of 127,000 square feet of manufacturing and administrative offices in Hibbing, Minnesota, which is owned in part by four individuals on the senior management team of Reptron Manufacturing. Rent expense on these offices totaled $585,000 in 2004. The lease expires in December 2007.

During 2004, Reptron purchased approximately $1,014,000 of inventory from an entity owned by relatives of Michael Musto and had placed a deposit with this entity of approximately $150,000 to support future inventory purchases, which deposit has since been returned to the Company.

During 2004, a relative of Steven D. Scheiwe, a current Reptron board member, provided bankruptcy and financial consulting services to the Company. The services included preparation of various schedules and periodic filings required as part of the bankruptcy process and other financial consulting services. Reptron paid approximately $134,000 for these services during 2004.

CODE OF BUSINESS CONDUCT

The Company has adopted a code of business conduct that applies to the Company’s directors, officers and employees. The Company has included the Code of Ethics as an exhibit to the filing of its fiscal year 2003 Form 10-K/A filed on April 29, 2004. Our code of business conduct is also available on our website at http://www.reptron.com.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning our executive officers as of April 15, 2004. Officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

Name	Age(1)	Position	Officer Since
Paul J. Plante	47	President, Chief Executive Officer and Director	1987
Charles L. Pope	53	Chief Financial Officer	2005
Bonitta J. Fena	58	Senior Vice President and President Reptron Manufacturing Services Division	1998
Charles J. Crep	55	Vice President Operations	1998
Jake A. Dungan	58	Vice President, Finance and Administration and Secretary	1998
Steven A. Johnson	50	Vice President, Engineering	1998
Anthony Musto	44	Vice President, Sales and Marketing	1999

(1) As of April 15, 2005.

Paul J. Plante’s biography appears under “Proposal No. 1—Election of Directors to the Board of Directors.”

Charles L. Pope. Mr. Pope was named Chief Financial Officer on February 24, 2005. Prior to joining Reptron, Mr. Pope was Chief Financial Officer of SRI/Surgical Express, Inc. from April 2002 to February 2005. Mr. Pope was Chief Financial Officer of Utek Corporation from February 2001 to March 2002 and Chief Financial Officer of Public Access Technology prior to February 2001. Mr. Pope previously spent twenty-four years with the accounting firm PricewaterhouseCoopers.

Bonitta J. Fena. Ms. Fena was named President of the Reptron Manufacturing Services Division as of the Effective Date. Ms. Fena served as President of the Company’s Reptron Manufacturing Services Division since April 2002. She also served as the President of the Reptron Manufacturing Services Hibbing facility from May 1998 to April 2002. Prior to joining Reptron, Ms. Fena was President of Hibbing Electronics Corporation (1987 to 1998) and from 1974 to 1987 Ms. Fena served as Vice President and co-founder of Hibbing Electronics Corporation.

Charles J. Crep. Mr. Crep was named Vice President, Operations as of the Effective Date. Mr. Crep served as Vice President, Operations of the Company’s Reptron Manufacturing Services Division since April 2002. He also served as Vice President, Operations of the Reptron Manufacturing Services Hibbing facility from 1998 to 2002. From 1985 to 1998, Mr. Crep held a similar position with Hibbing Electronics Corporation. Mr. Crep is a graduate of Bemidji State University with a Bachelor of Science degree in business administration.

Jake A. Dungan. Mr. Dungan was named Vice President, Finance and Administration as of the Effective Date. He was also named the Company’s Secretary at that time. Mr. Dungan served as Vice President, Finance and Administration of the Company’s Reptron Manufacturing Services Division since April 2002. He also served as Vice President, Finance and Administration of the Reptron Manufacturing Services Hibbing facility from 1998 to 2002. From 1988 to 1998, Mr. Dungan held a similar position with Hibbing Electronics Corporation. Mr. Dungan is a graduate of St. Cloud State University with a Bachelor of Science degree in accounting.

Steven A. Johnson. Mr. Johnson was named Vice President, Engineering as of the Effective Date. Mr. Johnson served as Vice President, Engineering of the Company’s Reptron Manufacturing Services Division since April 2002. He also served as Vice President, Engineering of the Reptron Manufacturing Services Hibbing facility from 1998 to 2002. From 1981 to 1998, Mr. Johnson held a similar position with Hibbing Electronics Corporation. Mr. Johnson is a graduate of the University of North Dakota with a Bachelor of Science degree in electrical engineering.

Anthony Musto. Mr. Musto was named Vice President, Sales and Marketing as of the Effective Date. Mr. Musto served as Vice President, Sales and Marketing of the Company’s Reptron Manufacturing Services Division since 1999 and held various sales positions within the division since 1997. Mr. Musto served in the Company’s Reptron Distribution Division from 1980 to 1997 in a variety of roles including outside sales and general manager.

EXECUTIVE COMPENSATION

Under rules established by the Securities and Exchange Commission, Reptron is required to provide certain information concerning total compensation earned or paid to: (1) Reptron’s chief executive officer and (2) the four other most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 during 2004 (collectively the “Named Executive Officers”).

Summary Compensation Table

The following table sets forth certain compensation information for the Named Executive Officers:

	Fiscal Year	Annual Compensation(1)		Securities Underlying Options	All Other Compensation(3)
Name and Principal Position		Salary(2)	Bonus
Paul J. Plante (4)	2004	314,119	0	175,000	130
President, Chief Executive Officer	2003	286,210	0	0	93
	2002	278,000	0	0	1,160

Michael L. Musto (5)	2004	33,103	0	50,000	430,130	(6)
Former Chief Executive Officer	2003	334,650	0	0	93
	2002	360,000	0	0	60

Bonitta J. Fena	2004	240,006	0	10,000	130
Senior Vice President, President of	2003	238,194	0	0	93
Reptron Manufacturing Services Division	2002	230,000	0	0	1,060

Charles J. Crep	2004	150,892	0	10,000	130
Vice President, Operations	2003	150,631	0	0	93
	2002	142,000	0	0	1,060

Jake A. Dungan	2004	150,886	0	10,000	130
Vice President, Finance & Administration and Secretary	2003 2002	150,631 138,166	0 0	0 0	93 1,060

Steven A. Johnson	2004	145,839	0	10,000	130
Vice President, Engineering	2003	145,748	0	0	93
	2002	131,861	0	0	1,060

(1)	The aggregate amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer and has therefore been omitted.
(2)	Includes any amount deferred by the executive pursuant to Reptron’s 401(k) plan.
(3)	Includes annual premiums paid by Reptron for a $50,000 life insurance policy for the Named Executive Officers. Also includes amounts contributed by Reptron to the account of each Named Executive Officer under Reptron’s 401(k) plan.
(4)	Mr. Plante became the Company’s Chief Executive Officer on the Effective Date.
(5)	Mr. Musto served as Chief Executive Officer prior to the Effective Date. Options in 2004 were granted in connection with Mr. Musto’s service as a director.
(6)

Includes amount paid in settlement of the remaining amounts due under Mr. Musto’s employment contract in exchange for a complete release of any additional consideration due under the terms of his employment contract or any other claim against the Company. The settlement amount was approved by the bankruptcy court and Mr. Musto resigned as President and Chief Executive Officer in February 2004. Also includes $30,000 paid to Mr. Musto for services as a director.

Option Grants During Fiscal Year 2004

The following table sets forth information concerning options granted to the Named Executive Officers during 2004:

	2004 Stock Option Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Options Granted		Percent of 2004 Options Granted to Employees	Exercise or Base Price	Expiration Date	Assumed Rate 5%	Assumed Rate 10%
Paul J. Plante	175,000		39.6	10.38	4/18/2014	1,082,525	2,999,713
Michael Musto	50,000	(1)	11.3	10.38	2/3/2014	309,293	799,918
Bonitta J. Fena	10,000		2.3	7.50	12/13/2014	46,353	118,234
Charles J. Crep	10,000		2.3	7.50	12/13/2014	46,353	118,234
Jake A. Dungan	10,000		2.3	7.50	12/13/2014	46,353	118,234
Steven A. Johnson	10,000		2.3	7.50	12/13/2014	46,353	118,234

(1)	Options received for service as a director.

Aggregated Option Exercises During Fiscal Year 2004 and Fiscal Year End Option Values

The following table sets forth information concerning options exercised by the Named Executive Officers during fiscal year 2004 and the number and value of options held at fiscal year end. Reptron does not have any outstanding stock appreciation rights.

	Shares Acquired on Exercise	Value Realized($)	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In- The-Money Options at December 31, 2004(1)($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul J. Plante	0	0	0	175,000	$0	$0
Michael Musto	0	0	0	50,000	0	0
Bonitta J. Fena	0	0	0	10,000	0	0
Charles J. Crep	0	0	0	10,000	0	0
Jake A. Dungan	0	0	0	10,000	0	0
Steven A. Johnson	0	0	0	10,000	0	0

(1)	The closing price for Reptron’s common stock as reported on the over the counter bulletin board on December 31, 2004 was $7.10. Value is calculated on the basis of the difference between the option exercise price and $0.23 multiplied by the number of shares of Reptron’s common stock to which the exercise relates.

All options issued under the Reptron Electronics Inc. Employee Stock Option Plan were cancelled on the Effective Date. A new stock option plan was included in the Company’s Plan of Reorganization.

Employment Contracts and Termination of Employment and Change-of-Control Arrangements

Mr. Musto’s employment contract which contained a change of control provision was rejected as part of the Company’s Plan of Reorganization (the “Plan”). He received a lump sum payment of $400,000 in February, 2004 in exchange for a complete release of any additional consideration due under the terms of his employment contract or any other claim against the Company. This settlement amount was outlined in the Plan which was approved by the Bankruptcy Court.

Mr. Plante’s employment contract was rejected as part of the Plan. He became the Company’s Chief Executive Officer and received a new employment contract on the Effective Date. The new employment contract, which spans a two year term, provides for an annual base salary of $312,000 and the ability to earn an annual bonus. The agreement also provides for the grant of 175,000 stock options in the reorganized Company as well as acceleration of all remaining base compensation and stock option vesting in the event of a change of control (as defined in the employment agreement, a copy of which is attached as Exhibit 10.1 to our Form 10K for the fiscal year ended December 31, 2003).

The stock option agreements of all executive officers provide that all options shall become immediately exercisable, without regard to any contingent provisions to which such options may otherwise be subject, in the event of the occurrence of a change-in-control.

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires our officers, directors and greater than ten-percent stockholders to file with the Commission initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Such persons or entities are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Paul Plante was appointed to be our Section 16 Compliance Officer effective March 24, 2004.

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2004, each of the Company’s executive officers, directors and greater than 10% stockholders complied with all Section 16 filing requirements applicable to them, except that Mr. Plante filed two Form 4 late reports late to report two transactions, Mr. Holliday filed a Form 3 late to report his initial beneficial ownership and a Form 4 to report an option grant, Mr. Purkey filed a Form 3 late to report initial beneficial ownership and a Form 4 late to report an option grant, Mr. Scheiwe filed a Form 3 late to report initial beneficial ownership and a Form 4 late to report an option grant, Mr. Musto filed three Form 4 reports late to report three transactions, Mr. Dungan and Mr. Johnson filed a Form 3 late to report their initial beneficial ownership, Mr. Subin (a former director) filed a Form 3 late to report initial beneficial ownership and a Form 4 late to report an option grant, Mr. Vertuca filed a Form 3 late to report initial beneficial ownership and a Form 4 late to report an option grant and Gryphon Master Fund LP filed one Form 4 report late to report one transaction.

AUDITORS FEES AND SERVICES

Our consolidated financial statements for the year ended December 31, 2004 have been audited by Grant Thornton LLP, independent auditors. The Audit Committee of the Board of Directors selects and engages the independent auditors for Reptron each year. Representatives of Grant Thornton LLP will be at the Annual Meeting and will be available to respond to appropriate questions. They do not plan to make any statement but will have an opportunity to make a statement if they wish.

Audit Fees

Fees for audit services totaled $218,218 in 2004 and $216,000 in 2003, including fees associated with the annual audit and the review of our financial statements included in our Quarterly Reports on Form 10-Q.

Audit-Related Fees

Fees for audit-related services totaled $69,782 in 2004 and $87,000 in 2003. Audit related services primarily included special accounting issues related to the Company’s Chapter 11 petition, the audit of employee benefit plans and other miscellaneous issues not captured under the audit fees category.

Tax Fees

Fees for tax services, including tax compliance, tax advice and tax planning, totaled $47,215 in 2004 and $59,000 in 2003.

All Other Fees

There were no fees for any other services not described above in 2004 and 2003.

The Audit Committee considered whether Grant Thornton LLP’s provision of the non-audit services described is compatible with maintaining such firm’s independence and satisfied itself as to Grant Thornton LLP’s independence.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

The proxy rules adopted by the Security and Exchange Commission provide that certain stockholder proposals must be included in the Proxy Statement for the Company’s Annual Meeting. For a proposal to be considered for inclusion in next year’s proxy statement, it must be received by the Company a reasonable time before the Company begins to print and mail its proxy materials for its 2006 Annual Meeting and must otherwise comply with the applicable provisions of the Exchange Act and the Company’s Bylaws.

OTHER MATTERS

The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. Other business may properly come before the meeting, and in that event it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company’s directors and officers, without receiving any additional compensation, may solicit proxies personally or by telephone or telegraph. The Company will request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of the Company and will reimburse them for their expenses in doing so.

The Company’s Annual Report to Stockholders, including its audited financial statements for the year ended December 31, 2004, are being mailed herewith to all stockholders of record.

ALL STOCKHOLDERS ARE URGED TO COMPLETE,

SIGN AND RETURN THE ACCOMPANYING

PROXY CARD IN THE ENCLOSED ENVELOPE.

By order of the Board of Directors

/S/ PAUL J. PLANTE
Paul J. Plante Chief Executive Officer, President and Director

Tampa, Florida

April 25, 2005

EXHIBIT A

REPTRON ELECTRONICS, INC.

AUDIT COMMITTEE CHARTER

As Adopted March 24, 2004

I. Purpose

The purpose of the Audit Committee (the “Committee”) is to provide assistance to the Board of Directors (the “Board”) of Reptron Electronics, Inc. (the “Company”) in fulfilling the Board’s oversight responsibilities regarding the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s outside auditor. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, members of the Board, the outside auditor and the financial management of the Company.

In the exercise of its oversight responsibilities, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements fairly present the Company’s financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain the responsibility of management and the outside auditor. Nothing contained in this charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under the Florida Business Corporation Act. Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the Florida Business Corporation Act to rely, in discharging their responsibilities, on the records of the Company and on other information presented to the Committee, Board or Company by its officers or employees or by outside experts such at the outside auditor.

II. Membership

The Committee shall consist of at least three directors as determined by the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall satisfy the “independence” requirements under applicable American Stock Exchange and Securities and Exchange Commission (“SEC”) rules, provided that one member who is not independent and is not a current employee or an immediate family member of an employee may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. Each Committee member must at the time of appointment be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement. The Committee shall endeavor to have at least one member who qualifies as an “audit committee financial expert” as determined by the Board in accordance with applicable SEC rules.

III. Committee Organization and Procedures

A. Unless a Chairperson is elected by the full Board, the members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

B. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

C. The Committee shall meet at least quarterly with Company management and independent auditors, in each case prior to the release of earnings for the preceding quarter, and more frequently as the Committee in its discretion deems desirable. The agenda for quarterly meetings shall include, at a minimum, a review of the

Company’s financial results and an executive session with the independent auditors. The Audit Committee Chairperson will include other agenda topics which, in his/her opinion, are necessary to executing the Audit Committee’s responsibilities under this Charter. The Audit Committee shall meet at least once each year with the Company’s independent auditors, without members of management present, to discuss (1) the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel; (2) any significant issues regarding accounting principles, practices and judgments; (3) the cooperation that the independent auditors received during the course of the most recent audit; and (4) any other matters that the Audit Committee deems necessary or advisable in connection with fulfilling its responsibilities. The Audit Committee will maintain written minutes of its meetings, which will be filed with the Company’s minute book along with the minutes of the meetings of the Board. The Audit Committee shall periodically report to the Board on significant matters related to the Audit Committee’s responsibilities.

D. The Committee may, in its discretion, include in its meetings members of the Company’s financial management, representatives of the outside auditor, and other financial personnel employed or retained by the Company. The Committee may meet with the outside auditor or the internal auditor, if any, in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management’s presence. The Committee may likewise meet privately with management, as it deems appropriate.

E. The Committee may, in its discretion, utilize the services of the Company’s regular corporate legal counsel with respect to legal matters or, at its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

IV. Authority and Responsibilities

A. Outside Auditor

1. The Audit Committee shall oversee the accounting and financial reporting processes of the Company and the audit of the Company’s statements. The Committee shall be directly responsible for the appointment, compensation, retention, and oversight of the work of the Company’s independent auditors, including resolving disagreements between management and the auditor regarding financial reports. The outside auditor shall be ultimately accountable to the Committee and the Board in connection with the audit of the Company’s annual financial statements and related services. In this regard, the Committee shall select and periodically evaluate the performance of the outside auditor and, if necessary, recommend that the Board replace the outside auditor. As appropriate, the Committee shall recommend to the Board the nomination of the outside auditor for stockholder approval at any meeting of stockholders.

2. The Committee shall pre-approve all audit and non-audit services and fees to be paid to the outside auditor, including the terms of the engagement of the outside auditor.

3. The Committee shall receive from the outside auditor, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard I. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor’s report to satisfy itself of the auditor’s independence.

B. Annual Audit

1. The Committee shall meet in person or by conference telephone call with the outside auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

2. The Committee shall review and discuss the audited financial statements with the outside auditor and the management of the Company.

3. The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transactions reflected in the audited financial statements; (ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the outside auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates or the disclosures in the financial statements.

4. The Committee shall, based on the review and discussions in paragraphs IV. B. 2 and 3 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph IV. A. 3 above, recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 1O-K for the fiscal year subject to the audit.

5. The Committee shall prepare the Audit Committee Report to be included in the Company’s annual proxy statement.

C. Quarterly Review

The outside auditor is required to review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission, prior to the filing of the Form 10-Q. The Committee shall discuss with management and the outside auditor in person or by conference telephone call the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair may represent the entire Committee for purposes of this discussion.

D. Internal Controls

1. The Committee shall discuss with the outside auditor, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

2. The Committee shall discuss with the outside auditor and with management any management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the outside auditor.

3. The Committee shall assist the Board in its oversight of (i) the reliability and integrity of the Company’s accounting policies and financial reporting and disclosure practices; (ii) the Company’s establishment and maintenance of processes to assure that an adequate system of internal control over key business risks is functioning within the Company; and (iii) compliance by the Company with all applicable laws, regulations and Company policies.

4. The Committee shall review and approve of any related party transaction. (For purposes of this rule, “related party transactions” refers to transactions requiring disclosure under Item 404 of Regulation S-K).

E. Internal Audit

1. The Committee shall discuss at least annually with the internal auditor, if any, the activities and organizational structure of the Company’s internal audit function and the qualifications of the primary personnel performing such function.

2. Management shall furnish to the Committee a copy of each audit report prepared by the internal auditor of the Company, if any.

3. The Committee shall, at its discretion, meet with the internal auditor, if any, to discuss any reports prepared by him or her or any other matters brought to the attention of the Committee by the internal auditor.

4. The internal auditor, if any, shall be granted unfettered access to the Committee.

F. Other Responsibilities and Authority

1. The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, auditing matters or violations of the Company’s code of conduct.

2. The Committee shall have the authority to (i) engage independent counsel and other advisors, as it determines necessary to carry out its duties, (ii) compensate any public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (iii) compensate any independent counsel or other advisers employed by the Audit Committee pursuant to item (i) above, and (iv) pay ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

3. The Committee shall review and reassess the Committee’s charter at least annually and submit any recommended changes to the Board for its consideration.

4. The Committee shall provide the report for inclusion in the Company’s Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

5. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee’s actions and recommendations, if any.

EXHIBIT B

REPTRON ELECTRONICS, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

January 21, 2005

Purpose

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) of Reptron Electronics, Inc. (the “Company”) is to (a) identify individuals qualified to become members of the Company’s Board of Directors (the “Board”), (b) recommend director nominees to the Board for nomination and election at the annual meeting of shareholders, (c) develop and monitor a process to assess Board effectiveness, and (d) develop and recommend to the Board a set of corporate governance guidelines applicable to the Company.

Membership

The Committee shall consist of a minimum of three (3) directors. Members of the Committee shall be appointed and may be removed by the Board. A majority of the members of the Committee shall meet the independence requirements of the NASDAQ National Market listing standards and any other applicable laws, rules and regulations governing independence, as determined by the Board.

Authority and Responsibilities

In furtherance of its purpose, the Committee shall have the following authority and responsibilities:

1.	The Committee shall lead the search for individuals qualified to become members of the Board and shall recommend directors to the Board for nomination and election at the annual meeting of shareholders. The Committee shall adopt policies and procedures for the identification and evaluation of candidates for nomination to the Board. The Committee shall recommend individuals as director nominees who shall have high personal and professional integrity, who shall have demonstrated exceptional ability and judgment, and who shall be effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders.

2.	The Committee shall review the Board’s committee structure and recommend to the Board for its approval directors to serve as members and chairs of each committee. The Committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed.

3.	The Committee shall develop and recommend to the Board for its approval a set of corporate governance guidelines. The Committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

4.	The Committee shall evaluate the qualifications and performance of incumbent directors and determine whether to recommend them for reelection to the Board.

5.	The Committee may delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

6.	The Committee may retain any search firm engaged to assist in identifying director candidates, and retain outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

7.	The Committee shall report its actions and recommendations to the Board and conduct and present to the Board an annual performance evaluation of the Committee.

8.	The Committee shall review at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

B-1

Committee	Protocol

A majority of the members of the Committee shall constitute a quorum for the transaction of business. The vote of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee. The Committee shall meet at least two times each year and as otherwise required to discharge its duties. The Chief Executive Officer or the Committee Chairman shall have the authority to call a special meeting of the Committee whenever they deem such meeting necessary or desirable.

The Committee shall have the authority to designate, and delegate duties to, such standing and ad hoc subcommittees as it deems necessary or desirable.

This Charter has been adopted by the Board on the 21st day of January, 2005.

B-2

REPTRON ELECTRONICS, INC.

13700 REPTRON BOULEVARD,

TAMPA, FL 33626

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2005

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 25, 2005, and hereby names, constitutes and appoints Paul J. Plante and Charles L. Pope, or either of them acting in the absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the 2005 Annual Meeting of the Stockholders of Reptron Electronics, Inc. (the “Company”), to be held on May 26, 2005 at 9:00 a.m. Eastern Daylight Time, at the Company’s headquarters located at 13700 Reptron Boulevard, Tampa Florida 33626, and at any adjournment or postponement thereof, with all the powers that the undersigned would possess if personally present, according to the number of votes the undersigned would be entitled to vote if personally present on the proposals set forth on the reverse side of this card (and as more particularly set forth in the Notice of Meeting enclosed herewith) and, in accordance with his discretion, on such other business that may properly come before the meeting and any adjournment or postponement thereof.

ALL SHARES OF THE COMPANY’S COMMON STOCK THAT ARE REPRESENTED AT THE ANNUAL MEETING BY PROPERLY EXECUTED PROXIES RECEIVED PRIOR TO OR AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE OF THIS CARD. IF NO INSTRUCTIONS FOR THE PROPOSALS ARE INDICATED ON AN EXECUTED PROXY CARD, SUCH PROXIES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS AS SET FORTH HEREIN WITH RESPECT TO SUCH PROPOSALS.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF REPTRON ELECTRONICS, INC.

MAY 26, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

\/ Please detach and mail in the envelope provided. \/

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

NOMINEES
☐ FOR ALL NOMINEES	O Paul J. Plante
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O Mark E. Holliday O Steven D. Scheiwe O Harold L. Purkey
☐ FOR ALL EXCEPT (See Instructions below)	O Carl R. Vertuca, Jr. O Robert C. Bradshaw

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:    ●

2. Upon such other matters as may properly come before or incident to the conduct of the Annual Meeting, the proxy holders shall vote in such manner as they determine to be in the best interests of the Company. The Company is not presently aware of any such matters to be presented for action at the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF REPTRON ELECTRONICS, INC. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED ABOVE AND PROPOSAL 2.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND MAIL THIS

PROXY PROMPTLY USING THE ENVELOPE PROVIDED.

To change the address on your account, please check the box at right and include your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature of Stockholder

Date:                                                                                          ,

Signature of Stockholder

Date:

☐ Please check here if you plan to attend the  meeting.